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EXHIBIT 4(q)(i) ML-EGMIB (4/08)

                                CONTRACT SCHEDULE
                 GUARANTEED MINIMUM INCOME BENEFIT (GMIB) RIDER

EFFECTIVE DATE:                  [February 15, 2005]

GMIB PAYMENT ADJUSTMENT FACTOR:  [100%]

LAST HIGHEST ANNIVERSARY DATE:   [Owner's (or oldest Joint Owner's or
                                 Annuitant's if owner is a non-natural person)
                                 [81st] birthday]

ANNUAL INCREASE                  [6.00%]
ACCUMULATION RATE:

LAST INCREASE DATE:              [Owner's (or oldest Joint Owner's or
                                 Annuitant's if owner is a non-natural person)
                                 [91st] birthday]

GMIB RIDER CHARGE:               [0.95%]

DOLLAR-FOR-DOLLAR                [6.00%]
WITHDRAWAL PERCENTAGE:

BASIS OF GMIB ANNUITY TABLE:     [The GMIB Annuity Tables are based on the
                                 Annuity 2000 Mortality Table with 7-year age setback with interest at 2.50%
                                 (Company-adjusted to reflect amounts of monthly income payments shown in the GMIB annuity tables.)]

ANNUITY OPTIONS:                 (a)  [Life Annuity with 10 Years of Annuity
                                      Payments Guaranteed. If you choose to
                                      start the Annuity Option after age 79, the year of the Guarantee Period component of the Annuity Option is reduced to: 9 years at age 80; 8 years at age 81; 7 years at age 82; 6 years at age 83; 5 years at ages
                                      84 and 85.

                                 (b)  Joint and Last Survivor Annuity with 10
                                      Years of Annuity Payments Guaranteed.]

GMIB INCOME DATE:                [February 15, 2015]

GMIB RIDER                       [Contract Anniversary prior to the Owner's (or
TERMINATION DATE:                oldest Joint Owner's or Annuitant's if owner is
                                 a non-natural person) [910st] birthday]

GUARANTEED PRINCIPAL OPTION      [February 15, 2015]
FIRST EXERCISE DATE:

GMIB FIRST OPTIONAL              [February 15, 2006]
STEP-UP DATE:

GMIB OPTIONAL STEP-UP            [1 year]
WAITING PERIOD:

MAXIMUM OPTIONAL STEP-UP AGE:    [90]

OPTIONAL STEP-UP GMIB            [10th] Contract Anniversary following the date
INCOME DATE:                     the most recent GMIB Optional Step-Up took
                                 effect]

MAXIMUM OPTIONAL STEP-UP         [1.50%]
CHARGE:

ALLOCATION, TRANSFER, AND
-------------------------
REBALANCING LIMITS:
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   GMIB INVESTMENT DIVISIONS:    [Metlife Defensive Strategy Portfolio, Metlife
                                 Moderate Strategy Portfolio, Metlife Balanced Strategy Portfolio, Metlife Growth Strategy Portfolio]

ML-EGMIB(4/08)

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   PLATFORM 1 MINIMUM            [20%]
   PERCENTAGE:

   PLATFORM 1 INVESTMENT         [Pearson Fund, Foley Fund, Badeer Fund,
   DIVISIONS:                    Nardi Fund]

   PLATFORM 2 MAXIMUM            [80%]
   PERCENTAGE:

   PLATFORM 2 INVESTMENT         [Pearson Fund, Foley Fund, Badeer Fund, Nardi
   DIVISIONS:                    Fund]

   PLATFORM 3 MAXIMUM            [10%]
   PERCENTAGE:

   PLATFORM 3 INVESTMENT         [Pearson Fund, Foley Fund, Badeer Fund, Nardi
   DIVISIONS:                    Fund]

   PLATFORM 4 MAXIMUM            [10%]
   PERCENTAGE:

   PLATFORM 4 INVESTMENT         [Metlife Defensive Strategy Portfolio, Metlife
   DIVISIONS:                    Moderate Strategy Portfolio, Metlife Balanced
                                 Strategy Portfolio, Metlife Growth Strategy
                                 Portfolio]

   ML-EGMIB(4/08)